Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
First Priority Financial Corp.
Malvern, Pennsylvania
     We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement of our report dated December 6, 2007 relating to the consolidated financial statements of First Priority Financial Corp., which is contained in that Prospectus.
     We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.
/s/ Beard Miller Company LLP
Beard Miller Company LLP
Reading, Pennsylvania
January 2, 2008